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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of NextMedia Operating, Inc., of our reports dated as of December 31, 1999 and 1998 and for the two years then ended, and for the period from January 1, 2000 to March 6, 2000 relating to the financial statements and financial statement schedules of Wilmington WJBR-FM, LLC which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

Weeks Holderbaum Huber & DeGraw, LLP

Bridgewater, New Jersey
March 11, 2002